Exhibit 99.1

HCI Group Reports Second Quarter and Six-Month 2013 Results

Tampa, Fla. – August 1, 2013 – HCI Group, Inc. (NYSE:HCI) reported results today for the three and six months ended June 30, 2013.

Second Quarter 2013 - Financial Results

Income available to common stockholders in the second quarter of 2013 totaled $16.2 million or $1.40 diluted earnings per common share, an improvement from $7.2 million or $0.74 diluted earnings per common share in the second quarter of 2012.

Gross premiums earned in the second quarter of 2013 increased 52.4% to $82.0 million from $53.8 million in the same period in 2012. The increase was primarily due to policies assumed from Citizens Property Insurance Corporation in November 2012.

Net premiums earned (defined as gross premiums earned less premiums ceded to reinsurance companies) in the second quarter of 2013 increased 54.7% to $57.3 million from $37.1 million in the same period in 2012. Premiums ceded in the second quarter of 2013 were 30.0% of the company’s gross premiums earned, compared with 31.1% during the same period in 2012.

Net investment income in the second quarter of 2013 was $295,000 compared with $302,000 in the same period in 2012.

Losses and loss adjustment expenses during the second quarter of 2013 were $17.4 million compared with $16.2 million in the same period in 2012.

Policy acquisition and other underwriting expenses in the second quarter of 2013 were $7.3 million compared with $6.2 million in the comparable period in 2012. The increase was primarily attributable to commissions and premium taxes related to the increase in policy renewals. Other operating expenses, which include a variety of general and administrative expenses, totaled $7.4 million in the second quarter of 2013 compared with $4.4 million in the second quarter of 2012. The change was primarily due to increases in compensation and related expenses.

Interest expense from the company’s senior notes issued in January 2013 totaled $846,000 in the second quarter of 2013.

Second Quarter 2013 - Financial Ratios

The company’s loss ratio applicable to the second quarter of 2013 (defined as losses and loss adjustment expenses related to net premiums earned) was 30.4% compared with 43.7% in the second quarter of 2012. The loss ratio was positively impacted by a significant increase in premiums earned during Q2 2013 as compared to Q2 2012.

The expense ratio applicable to the second quarter of 2013 (defined as underwriting expenses, interest and other operating expenses related to net premiums earned) was 27.0% compared with 28.7% in the same year-ago period.

Exhibit 99.1

Expressed as a total of all expenses related to net premiums earned, the combined loss and expense ratio to net premiums earned was 57.4% in the second quarter of 2013 compared with 72.4% in the same year-ago period.

Six Months Ended June 30, 2013 - Financial Results

Income available to common stockholders for the six months ended June 30, 2013 totaled $36.6 million or $3.20 diluted earnings per common share, compared with $14.0 million or $1.60 diluted earnings per common share for the six months ended June 30, 2012.

Gross premiums earned for the six months ended June 30, 2013 increased 51.7% to $164.5 million from $108.5 million in the same year-ago period. The increase was primarily due to policies assumed from Citizens Property Insurance Corporation in November 2012.

Net premiums earned for the six months ended June 30, 2013 increased 52.1% to $117.9 million from $77.5 million in the same period in 2012. Premiums ceded for the six months ended June 30, 2013 were 28.3% of the company’s gross premiums earned, compared with 28.6% during the same period in 2012.

Net investment income for the six months ended June 30, 2013 and 2012 was $434,000 and $824,000, respectively.

Losses and loss adjustment expenses for the six months ended June 30, 2013 and 2012 were $33.3 million and $35.4 million, respectively.

Policy acquisition and other underwriting expenses for the six months ended June 30, 2013 were $13.3 million compared with
$13.1 million for the six months ended June 30, 2012. Other operating expenses totaled $13.5 million for the six months ended June 30, 2013 compared with $8.7 million for the six months ended June 30, 2012.

Interest expense from the company’s senior notes issued in January 2013 totaled $1.5 million for the six months ended June 30, 2013.

Six Months Ended June 30, 2013 - Financial Ratios

The company’s loss ratio applicable to the six months ended June 30, 2013 was 28.2% compared with 45.6% in the six months ended June 30, 2012.

The expense ratio applicable to the six months ended June 30, 2013 was 24.0% compared with 28.1% in the same period in 2012.

Expressed as a total of all expenses related to net premiums earned, the combined loss and expense ratio to net premiums earned was 52.2% in the six months ended June 30, 2013 compared with 73.7% in the same period in 2012.

Exhibit 99.1

Management Commentary

“Our second quarter results reflect continued strength in our core business. We remain diligently focused on our strict underwriting standards and on strategically growing and diversifying our business,” said Paresh Patel, HCI Group’s chairman and chief executive officer.

Conference Call

HCI Group will hold a conference call later today (August 1, 2013) to discuss these financial results. Chairman and chief executive officer, Paresh Patel, and chief financial officer, Richard Allen, will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow management’s presentation.

Listen-Only Number: 877-407-9210

International: 201-689-8049

Investors or analysts that wish to participate in the Q&A portion of the call should contact Les Holland at lholland@hcigroup.com or (813) 405-3281.

The conference call will be broadcast simultaneously and will be available for replay via the investor section of the company’s website at www.hcigroup.com.

Please call the conference telephone number 5 to 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through August 9, 2013.

Toll-Free Replay Number: 877-660-6853

International Replay Number: 201-612-7415

Conference ID#: 418494

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners’ insurance, reinsurance, real estate and information technology services. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 Index. Its 8% Senior Notes trade on the New York Stock Exchange under the ticker symbol “HCJ.” Its 7% Series A, cumulative redeemable preferred shares trade on the NASDAQ Capital Market under the ticker symbol “HCIIP.” For more information about HCI Group, visit www.hcigroup.com.

Exhibit 99.1

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” ”confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Les Holland, Investor Relations

HCI Group, Inc.

Tel (813) 405-3281

lholland@hcigroup.com

Investor Relations Contact:

Matt Glover or Michael Koehler

Liolios Group, Inc.

Tel (949) 574-3860

hci@liolios.com

Exhibit 99.1

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except share amounts)

	At June 30, 2013	At December 31, 2012
	(Unaudited)
Assets
Fixed-maturity securities, available-for-sale, at fair value	$40,119	35,953
Equity securities, available-for-sale, at fair value	10,335	8,876
Other investments	16,014	16,087

Total investments	66,468	60,916
Cash and cash equivalents	296,812	230,214
Accrued interest and dividends receivable	410	375
Premiums and reinsurance receivable	28,305	10,642
Prepaid reinsurance premiums	31,236	9,112
Deferred policy acquisition costs	18,608	10,032
Property and equipment, net	13,008	10,853
Deferred income taxes	—	3,848
Other assets	6,934	2,296

Total assets	$461,781	338,288

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$44,749	41,168
Unearned premiums	191,446	154,249
Advance premiums	11,273	4,029
Assumed reinsurance balances payable	1,466	1,377
Accrued expenses	7,725	3,041
Dividends payable	34	42
Income taxes payable	124	8,813
Deferred income taxes	1,529	—
Long-term debt	40,250	—
Other liabilities	9,600	4,316

Total liabilities	308,196	217,035

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (liquidation preference $10.00 per share), no par value, 1,500,000 shares authorized, 191,750 and 241,182 shares issued and outstanding in 2013 and 2012	—	—
Preferred stock (no par value 18,500,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 11,434,216 and 10,877,537 shares issued and outstanding in 2013 and 2012)	—	—
Additional paid-in capital	65,394	63,875
Retained income	87,294	55,758
Accumulated other comprehensive income	897	1,620

Total stockholders’ equity	153,585	121,253

Total liabilities and stockholders’ equity	$461,781	338,288

Exhibit 99.1

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(Amounts in thousands, except per share amounts)

	Three Months Ended June 30,		S ix Months Ended June 30,
	2013	2012	2013	2012
Revenue

Gross premiums earned	$81,952	53,772	$164,499	108,470
Premiums ceded	(24,617)	(16,702)	(46,613)	(30,969)

Net premiums earned	57,335	37,070	117,886	77,501

Net investment income	295	302	434	824
Policy fee income	1,426	1,028	2,198	1,543
Net realized investment (losses) gains	(8)	9	12	30
Gain on bargain purchase	—	179	—	179
Other	285	267	614	430

Total revenue	59,333	38,855	121,144	80,507

Expenses

Losses and loss adjustment expenses	17,414	16,197	33,286	35,365
Policy acquisition and other underwriting expenses	7,308	6,243	13,276	13,079
Interest expense	846	—	1,532	—
Other operating expenses	7,358	4,406	13,473	8,673

Total expenses	32,926	26,846	61,567	57,117

Income before income taxes	26,407	12,009	59,577	23,390

Income taxes	10,172	4,747	22,955	9,160

Net income	$16,235	7,262	$36,622	14,230

Preferred stock dividends	(32)	(63)	(66)	(244)

Income available to common stockholders	$16,203	7,199	$36,556	13,986

Basic earnings per common share	$1.44	0.85	$3.31	1.89

Diluted earnings per common share	$1.40	0.74	$3.20	1.60

Dividends per common share	$0.23	0.20	$0.45	0.35